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                                                                   EXHIBIT 10.11

                     AMENDMENT TO THE LAND LEASE AGREEMENT

        Based on the principles of equality, mutual benefit and paid utilization, Weifang Neo-Luck (Group) Corporation ("Party A") and Weifang Fuhua Amusement Park Co., Ltd. ("Party B"), after friendly negotiations, hereby enter into this Amendment (the "Amendment") to the Land Lease Agreement concluded between Party A and Party B, dated October 30, 2000 (the "Lease Agreement").

I.  Lease Term

1. The lease term for the land leased by Party B from Party A shall be extended by ten years: the lease termination date of October 31, 2005 stipulated in the Lease Agreement shall hereby be extended to October 31, 2015. In the event that Party B shall need to continue to use the land upon expiration of the lease term, Party B shall have priority by submitting an application for extension 90 days before the term expires.

II. Rent Amount

    1. The annual rent amount shall remain 5,000,000RMB within the original lease term, namely, from November 1, 2000 until October 31, 2005 , and

    2. The annual rent amount shall increase by 5% every five years as of November 2005.

III.    Payment of Rent

    1. The amount and payment terms of the monthly rent shall remain unchanged within the original lease term, namely, from November 1, 2000 until October 31, 2005, and

    2. The monthly rent payment as of October 31, 2005 shall be the average monthly payment based on the annual rent amount.

No other term of the Lease Agreement shall be amended.

This Amendment shall be effective upon its execution.

Party A:       Weifang (Neo-Luck) Group Corporation (Seal)

Representative:



Party B:       Weifang Fuhua Amusement Park Co., Ltd. (Seal)

Representative: Yongxin Zhang

Date of Signature:  March 10, 2001